Exhibit 99.1

FOR IMMEDIATE RELEASE

ALCO STORES, INC. ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY ARGONNE CAPITAL GROUP

ALCO Shareholders to Receive $14.00 Per Share in Cash

Abilene, KS (July 25, 2013) — ALCO Stores, Inc. (Nasdaq: ALCS), (“ALCO” or the “Company”)  a general merchandise retailer specializing in providing a superior selection of essential products for everyday life in small-town America, and Argonne Capital Group LLC (“Argonne”), a private investment firm based in Atlanta, Georgia, today announced that the companies have entered into a definitive merger agreement. Under the terms of the merger agreement, Argonne will acquire all of the outstanding shares of ALCO Stores’ common stock for $14.00 per share in cash. This price represents a premium of approximately 63 percent to ALCO’s share price on July 24,2013, the last trading day prior to ALCO’s announcement of the transaction contemplated by the merger agreement. The cash price for ALCO shares in the proposed transaction totals approximately $47 million.

The independent members of ALCO Stores’ Board of Directors have unanimously approved the merger agreement and recommended that ALCO Stores’ shareholders approve the transaction.

“Argonne Capital is very selective in its acquisition process and focuses on companies that have strong growth potential,” Royce Winsten, Chairman of the Board of ALCO, stated. “We are proud of ALCO’s CEO Rich Wilson and his management team, and how they have positioned the Company for growth.  We believe Argonne will help ALCO grow and achieve the goals management and the Board have established for the Company.”

Rich Wilson, Chief Executive Officer, commented: “ALCO Stores has a unique model for providing an attractive merchandise selection and exceptional value to consumers in underserved communities in small-town America. Our associates are supportive of the new brands, variety and value we offer shoppers — as well as the operational improvements behind the scenes. ALCO looks forward to partnering with Argonne, and we believe the support they will provide will accelerate the Company’s plans for sustained growth.”

Argonne Founder and President Michael Klump added, “We are excited about the opportunity to acquire ALCO Stores, which is a strongly-positioned business that has taken the right steps to move the Company forward in today’s highly competitive retail environment. The acquisition of ALCO would be a clear strategic fit within our existing portfolio of companies and real estate investments serving the dining and retail needs of everyday Americans.”

The merger, which is expected to close later this year, is subject to approval from ALCO’s shareholders and other customary closing conditions. Under the terms of the merger agreement, the Company may solicit alternative proposals from third parties at least through August 23, 2013. The Company does not anticipate that it will disclose any developments with regard to this solicitation process unless and until the ALCO Board of Directors makes a decision with respect to any potential superior proposal. There is no assurance that this process will result in a superior proposal.

The transaction is being made through one of Argonne’s affiliates.

William Blair & Co. is serving as financial advisor to the Company, and Norton Rose Fulbright and Lathrop & Gage LLP are serving as legal advisors to the Company. Sagent Advisors, LLC is serving as financial advisor to Argonne, and King & Spalding LLP is serving as legal advisor to Argonne.

About ALCO Stores, Inc.

Founded in 1901, ALCO Stores, Inc. is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America. The Company has 213 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO is proud to have continually provided friendly, personal service to its customers for the past 112 years. ALCO has its distribution center in Abilene, Kansas, and is in the process of moving its headquarters from Abilene to suburban Dallas, Texas. To learn more about the Company visit www.ALCOstores.com.

About Argonne Capital Group, LLC

Argonne is a private investment firm founded in 2003 that seeks to acquire and grow companies primarily within the restaurant and retail industries that will benefit from the firm’s capital resources, operational expertise and extensive real estate knowledge and capabilities.  Today, Argonne operates or franchises over 775 restaurants under brands such as IHOP, Applebee’s, Krystal and Stevi B’s Pizza. Spanning 14 states, Argonne’s restaurant portfolio employed over 20,000 people and generated in excess of $1 billion in annual system sales in fiscal year 2012.  Argonne’s real estate investment platform, RCG Ventures, LLC, owns over 60 shopping center assets across 18 states with a focus on value-add opportunities. For more information about Argonne, visit www.argonnecapital.com.

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of Argonne. Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Argonne a termination fee of $2.25 million or reimbursement of their expenses of up to $1 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant Argonne affiliate to obtain the necessary equity and debt financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vi) risks related to obtaining any consents to the merger.   Further risks that could cause actual results to differ

materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2013, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Additional Information and Where to Find It

In connection with the merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, www.alcostoresinc.com, or by requesting them in writing or by telephone from us at ALCO Stores, Inc., Attn: Corporate Secretary, 401 Cottage Street, Abilene, Kansas 67410-2832, (785) 263-3350 ext. 290.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 10, 2013. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

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For more information, contact:

Wayne S. Peterson

Senior Vice President – Chief Financial Officer

785-263-3350 X164

email: wpeterson@alcostores.com

or

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com